Exhibit (a)(6)

FORM OF AMENDED AND RESTATED WRITTEN INSTRUMENT
DESIGNATING AND ESTABLISHING SERIES AND CLASSES

At a meeting duly called and held on March 12, 2025, all of the Trustees of Hennessy Funds Trust (the “Trust”), acting pursuant to Article 2 of the Trust Instrument of the Trust, as amended and supplemented, established new series designated as (i) Hennessy Tactical Growth and Income ETF and (ii) Hennessy Tactical Growth ETF, with all relative rights and preferences of the existing series of the Trust. The number of beneficial interests in each new series (the “Shares”) shall be unlimited. Each new series shall have one class of Shares.

All of the Trust’s series and classes, as of the date hereof, are set forth below.

Exchange Traded Fund Series	Ticker Symbol
Hennessy Sustainable ETF	STNC
Hennessy Tactical Growth and Income ETF	TUGN
Hennessy Tactical Growth ETF	TUG

Mutual Fund Series	Investor Class – Ticker Symbol	Institutional Class – Ticker Symbol
Hennessy Cornerstone Growth Fund	HFCGX	HICGX
Hennessy Focus Fund	HFCSX	HFCIX
Hennessy Cornerstone Mid Cap 30 Fund	HFMDX	HIMDX
Hennessy Cornerstone Large Growth Fund	HFLGX	HILGX
Hennessy Cornerstone Value Fund	HFCVX	HICVX
Hennessy Total Return Fund	HDOGX	N/A
Hennessy Equity and Income Fund	HEIFX	HEIIX
Hennessy Balanced Fund	HBFBX	N/A
Hennessy Energy Transition Fund	HNRGX	HNRIX
Hennessy Midstream Fund	HMSFX	HMSIX
Hennessy Gas Utility Fund	GASFX	HGASX
Hennessy Japan Fund	HJPNX	HJPIX
Hennessy Japan Small Cap Fund	HJPSX	HJSIX
Hennessy Large Cap Financial Fund	HLFNX	HILFX
Hennessy Small Cap Financial Fund	HSFNX	HISFX
Hennessy Technology Fund	HTECX	HTCIX

* * *

OFFICER’S CERTIFICATE

The undersigned, being the duly elected, qualified and active Executive Vice President and Secretary of Hennessy Funds Trust (the “Trust”), hereby certifies that the foregoing instrument amending and restating all designated and established classes of interests of all of the current series of the Trust, was duly adopted pursuant to Section 2.6 of Article 2 of the Trust Instrument of the Trust, as amended and supplemented to date.

Dated as of: ___________, 2025                                  _________________________________
Daniel Steadman
Executive Vice President and Secretary

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